Exhibit 23.2

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the amended registration statement on Form SB2/A of Monster Offers, of our report dated January 10, 2008 on our audit of the financial statements of Monster Offers as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007 and from inception February 23, 2007 through December 31,
2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    February 14, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7499 Fax (702)253-7501

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